Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-182585 on Form S-8 of our report dated June 29, 2020, appearing in this Annual Report on Form 11-K of the Liberty Tax Service 401(k) Plan for the year ended December 31, 2019.

/s/ CHERRY BEKAERT LLP
Virginia Beach, Virginia
June 29, 2020